SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|                 _
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement               Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Mid-Atlantic Realty Trust
                            -------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X| No fee required.
             Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies: N/A
         (2) Aggregate number of securities to which  transaction  applies:  N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
         (4) Proposed maximum aggregate value of transaction:  N/A
         (5) Total fee paid: N/A
             Fee paid previously with preliminary materials: N/A
             Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement no.:
         (3)      Filing Party:
         (4)      Date Filed:

                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                                                                  April 5, 2000

To the Shareholders of Mid-Atlantic Realty Trust:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MID-ATLANTIC REALTY TRUST ("MART") will be held at The World Trade Center, 401 East Pratt Street, Constellation Room - 21st Floor, Baltimore, Maryland on Friday, May 12, 2000, at 11:00 a.m., prevailing local time, for the following purposes:

         1. To elect seven Trustees to serve for the ensuing year and until the election and qualification of their successors;

         2. To consider and vote upon the selection of independent certified public accountants to audit the books and accounts of MART for calendar year 2000; and

         3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Only the shareholders of record of MART at the close of business on March 17, 2000 will be entitled to notice of and to vote at the meeting.

         It is important that your shares be represented and voted at the meeting. You can vote your shares by mail, Internet or telephone. To vote your shares by mail you must complete and return the enclosed proxy card. When voting by mail, telephone or Internet you must be careful to follow the instructions on or attached to the proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by voting at the meeting or by timely delivery of a properly executed later-dated proxy (including an Internet or telephone vote).

                  By Order of the Board of Trustees,

                                                              PAUL F. ROBINSON
                                                              Secretary

                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093
                                 (410) 684-2000

                   -----------------------------------------


                                 PROXY STATEMENT

         The Board of Trustees of MID-ATLANTIC REALTY TRUST ("MART") is soliciting proxies in connection with the Annual Meeting of the Shareholders of MART to be held on May 12, 2000, and any adjournments or postponements thereof. The approximate date this Proxy Statement and proxy card are being sent to shareholders is April 5, 2000.

         Only holders of record of MART's common shares of beneficial interest, par value $.01 per share (the "Shares"), at the close of business on March 17, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 13,910,372 Shares were outstanding and entitled to vote at the meeting, with each Share entitled to one vote.

         You can vote your Shares in person, by mail, over the telephone or through the Internet. You can vote by mail by completing and mailing the proxy card in the postage paid envelope provided, over the telephone by dialing a toll-free telephone number and following the instructions printed on the proxy card, or through the Internet by following the instructions printed on the proxy card. Please be aware that if you vote through the Internet you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone facilities for shareholders will close at 9:00 a.m. E.S.T. on May 12, 2000.

         The  Internet  and  telephone   voting   procedures   are  designed  to
authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded.

         The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your Shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

         All Shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your Shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Trustees recommends.

         If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the meeting.

                              BENEFICIAL OWNERSHIP

         The following table reflects the names and addresses of the only persons known to MART to be the beneficial owners of 5% or more of the Shares. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within 60 days, such as upon the conversion of MART's Convertible Debentures held by each such person (assuming those Debentures and no other Debentures are converted). The following information is based on data contained in Schedules 13G filed with the Securities and Exchange Commission:

           Name and Address                 Shares Beneficially       Percent
          of Beneficial Owner                      Owned             of Class
          -------------------                      -----             --------

David L. Babson and Co., Inc.                     822,100               5.9%
One Memorial Drive
Cambridge, Massachusetts 02142-1300

Palisade Capital Management, LLC                1,140,000               8.2%
One Bridge Plaza
Fort Lee, New Jersey 07024

                              ELECTION OF TRUSTEES

         A Board of Trustees of seven persons is to be elected by the shareholders. All of the nominees will be elected as Trustees to serve until the 2001 Annual Meeting of Shareholders and until their respective successors have been elected and qualify. The number of Board members was reduced to seven after the resignation of Jack H. Pechter in August 1999. Under MART's Declaration of Trust and Maryland law, Trustees are elected by a plurality vote, which means the affirmative vote of holders of a majority of the Shares present (in person or by proxy) and voted at the meeting. Consequently, withholding of votes, abstentions and broker non-votes will have no effect on the outcome of this vote.

         Unless authority to vote is withheld, your proxy will be voted in favor of the election as Trustees of the following nominees. The Board of Trustees does not know of any nominee who will be unable to serve, but if any of them becomes unable to serve, the proxies may be voted with discretionary authority for the election of other persons as Trustees.



                                                      Principal  Occupation                     Trustee
Name                                              During  the  Last  Five  Years                  Age            Since
----                                              ------------------------------                  ---            -----

David F. Benson..................      Consultant to Meditrust Corporation (a publicly owned       51            1993
                                       real estate investment trust) from February, 2000; prior
                                       thereto, President, CEO and Director, of Meditrust
                                       Corporation

Marc P. Blum.....................      Chief Executive Officer of World Total Return Fund          57            1993
                                       Limited Partnership and U.S.A. Fund Limited
                                       Partnership (private investment funds); Chief Executive
                                       Officer of Coles Colonial Limited Partnership (operator
                                       of Drexel-Heritage furniture stores); Of Counsel to
                                       Gordon, Feinblatt, Rothman, Hoffberger & Hollander,
                                       LLC



                                       4




Robert A. Frank..................      Executive Vice President, Legg Mason Wood Walker,           50            1993
                                       Inc. (a publicly owned investment banking firm) from
                                       January, 2000; Prior thereto, Executive Vice President,
                                       Director of Research and co-Head of Capital Markets
                                       from September 1996; Prior thereto, Managing Director
                                       and Group Head of Real Estate  Securities Research
                                       Department of Alex. Brown & Sons Incorporated (a
                                       publicly owned investment banking firm now known as
                                       DB Alex. Brown)

LeRoy E. Hoffberger..............      Chairman of the Board of MART; President of CPC,            74            1993
                                       Inc. (real estate investments); Chairman of the Board of
                                       Merchants Terminal Corp. (warehouse company); Of
                                       Counsel to Gordon, Feinblatt, Rothman, Hoffberger &
                                       Hollander, LLC

F. Patrick Hughes................      President and Chief Executive Officer of MART               52            1993

M. Ronald Lipman.................      Member - Lipman, Frizzell & Mitchell, L.L.C. (real          61            1993
                                       estate consultants)

Daniel S. Stone..................      President of Stone & Associates, Inc. (real estate          55            1993
                                       developers and consultants)


          Mr. Blum is also a director of ten funds in the Davis Fund complex, which are investment companies registered under the Investment Company Act of 1940; Mr. Blum and Mr. Hoffberger are also Of Counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, which is general counsel to MART. In their position as Of Counsel, Mr. Hoffberger and Mr. Blum are not members of the firm, do not provide substantial services to or for the firm, and do not receive material compensation from the firm.

         In 1999, the Board of Trustees held seven meetings. During that year, each Trustee attended, in the aggregate, at least 85% of the meetings of the Board of Trustees and committees on which he served.

Committees of the Board of Trustees

         The Board of Trustees has an Executive Compensation Committee, an Audit Committee, an Investment Committee and a Nominating Committee.

         The Audit Committee consists of Messrs. Blum, Frank and Lipman and meets with the Board and independent accountants to review financial results and the quarterly and annual reports, discuss the financial statements, recommend to the Board the selection of the independent public accountants, and review with such accountants and management the internal accounting procedures and controls. The Audit Committee is also responsible for reviewing proposed related party transactions, if any. The Audit Committee held one meeting in 1999.

         The Executive Compensation Committee consists of Messrs. Benson, Blum and Frank, and makes recommendations to the Board regarding compensation of Trustees and executive officers, executive compensation generally, and benefit plans for management to be considered by the Board. The Executive Compensation Committee held one meeting in 1999.

         The Investment Committee consists of Messrs. Lipman, Stone and Hoffberger, with Mr. Hughes serving as a member ex officio. The Investment Committee, which held five meetings in 1999, studies potential acquisition opportunities, reviews the performance of MART's properties and evaluates development and redevelopment opportunities.

         The Nominating Committee, which consists of Messrs. Blum, Benson and Stone, makes recommendations regarding nominations for Trustees and officers. The Nominating Committee would consider nominees recommended by shareholders upon timely written notice given to MART. The time period during which this notice must be given is specified at the end of this proxy statement under the caption "Submission of Shareholder Proposals to be Considered at the May 2001 Annual Meeting." The Nominating Committee held one meeting in 1999.

Trustee Compensation

         MART paid its Trustees (other than Mr. Hughes, who is employed as President and Chief Executive Officer of MART) a retainer of $12,000 per annum, $1,000 per meeting for each Board and committee meeting attended in person, and $500 for meetings attended by telephone. In lieu of cash, Trustees have the option of taking their fees in MART Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that MART's Trustees and executive officers and each person who owns more than 10% of MART's Shares, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To MART's knowledge, based on written certifications received from such persons, all reports required to be so filed by such persons have been filed on a timely basis. MART believes that all of its Trustees and executive officers, and all persons owning beneficially more than 10% of the Shares, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1999.

               INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

         The following table reflects, as of the Record Date, the number of Shares owned by each Trustee and executive officer, each nominee to become a Trustee and by all Trustees and executive officers as a group. Share ownership of Trustees and executive officers is calculated in accordance with Regulation 13D under the Securities Exchange Act of 1934, which includes Shares that a person has the right to acquire within 60 days, including upon exercise of options and conversion of Debentures.


                  Name of                                           Shares                      Percent
                  Beneficial Owner                          Beneficially Owned (1)             of Class
                  ---------------------------------         ------------------                 --------
                  David F. Benson                                  28,110                        0.2%
                  Marc P. Blum                                    392,481 (2)                    2.8%
                  Robert A. Frank                                  29,166                        0.2%
                  LeRoy E. Hoffberger                             207,105 (3)                    1.5%
                  F. Patrick Hughes                               384,308                        2.8%
                  M. Ronald Lipman                                 63,555                        0.5%
                  Daniel S. Stone                                  34,400                        0.2%
                  Paul F. Robinson                                232,800                        1.6%
                  All Trustees and Executive Officers
                   as a Group (8 persons included)              1,392,862 (4)                   10.0%


--------------------
Footnotes on next page.
                                       6

(1) Includes 26,000 Shares, 26,000 Shares, 26,000 Shares, 46,000 Shares, 147,000 Shares, 22,000 Shares, 26,000 Shares, and 93,200 Shares subject to immediately exercisable options granted pursuant to the Company's 1993 Omnibus Share Plan and the 1995 Stock Option Plan to each of Messrs. Benson, Blum, Frank, Hoffberger, Hughes, Lipman, Stone and Robinson, respectively.

(2) Includes 366,481 Shares held by World Total Return Fund Limited Partnership and by U.S.A. Fund Limited Partnership, investment funds of which Mr. Blum is the President and CEO of the General Partner and in which he holds a substantial interest.

(3) Excludes 134,624 Shares owned by the Hoffberger Foundation, Inc., a charitable foundation of which Mr. Hoffberger is an officer and director. The number of Shares in the above table includes 95,000 Shares owned by CPC, Inc., a corporation of which Mr. Hoffberger is a director, stockholder and executive officer and includes 25,749 Shares registered in the name of Mr. Hoffberger as co-trustee under two trust agreements.

(4) Includes 20,937 shares held by the Trustees' Deferred Compensation Trust which the Board of Trustees has the power to vote.

                             EXECUTIVE COMPENSATION

        The following table reflects, with respect to the chief executive officer and each executive officer of MART whose annual compensation exceeded $100,000 in 1999, the aggregate amounts paid to or accrued for such officers as compensation in 1999, 1998 and 1997.

                           Summary Compensation Table

                                                                               Long Term Compensation
                                                Annual Compensation                    Awards
                                                -------------------                    ------
                                                                              Restricted   Securities
Name and                                                     Other Annual       Stock      Underlying    All Other
Principal Position               Year     Salary  Bonus($)  Compensation($)(1) Award($)(2)   Options   Compensation($)(3)
------------------               ----     ------  -----     ------------      ------        -------   -------------

F. Patrick Hughes                1999   $230,000       (4)        7,800          ---          ---           807
     President and               1998   $230,000    57,500       12,165          ---          ---           807
     Chief Executive Officer     1997   $210,000   105,000        7,800        2,675,000     75,000         807

Paul F. Robinson
     Executive Vice President,   1999   $165,000       (4)        9,892          ---          ---         1,580
     Secretary, and              1998   $160,000    41,250        9,801          ---          ---         1,264
     General Counsel             1997   $140,000    70,000        6,874        1,783,329     50,000       1,571
-------------------

(1) Consists of car allowance and amounts reimbursed under MART's executive medical reimbursement plan.

(2) Reflects grants of restricted stock that were made pursuant to the 1997 Restricted Share Plan adopted by the Board of Trustees on November 14, 1997. Pursuant to the plan, MART has reserved 400,000 Shares for issuance to Trustees, officers and employees, subject to certain restrictions and risk of forfeiture. Mr. Hughes and Mr. Robinson received grants of 200,000 and 133,333 Shares, respectively, having a market price of $13.375 per Share as of November 14, 1997, the date of grant. With respect to each grant, the Shares vested and/or vest as follows: 15% vested on January 1, 1998; 8.5% vested on January 1, 1999; and 76.5% vest at a rate of 8.5% on each January 1 of 2000 through 2008. The Shares are subject to a risk of forfeiture in the event of termination of employment (other than in a change in control of MART), and are restricted as to transfer prior to vesting. Mr. Hughes and Mr. Robinson have the right to vote and receive dividends on the Shares. The market value of all of the shares, vested and unvested, on December 31, 1999 was $2,012,500 for Mr. Hughes and $1,341,663 for Mr. Robinson.

(3) Consists of premiums paid by MART on term life insurance policies on the lives of Messrs. Hughes and Robinson which are payable to their respective heirs or estates.

(4) The sum of $304,508 was accrued by MART for company-wide bonuses for 1999; however, as of the date of this Proxy Statement, no bonus allocation has been made for that fiscal year except as otherwise reflected in the table.

         The following table reflects certain information regarding options exercised during and held as of the end of the last fiscal year. No options were granted during the last fiscal year.



                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                           Number of Securities                        Value of Unexercised
                                          Underlying Unexercised                       In-the-Money-Options
                                             Options at FY End                               at FY End
                                             -----------------                               ---------
    Name                                 Exercisable/Unexercisable                   Exercisable/Unexercisable
    ----                                 -------------------------                   -------------------------

    F. Patrick Hughes                           147,000/-0-                                 $12,937/-0-
    Paul F. Robinson                             93,200/-0-                                 $7,762/-0-

Executive Employment Agreements

         MART has Executive Employment Agreements ("Agreements") with F. Patrick Hughes and Paul F. Robinson. Under the Agreements, the annual base salary for each of Messrs. Hughes and Robinson for this last fiscal year was $230,000 and $165,000 respectively. The Agreements provide annual increases of at least one-half of the annual increase in the Consumer Price Index. The term of each Agreement is at all times two years. In the event of the termination of employment due to a change of control in MART, all compensation payable to the executive for the remainder of the employment period becomes immediately due and payable. At the election of the executive, such compensation may be payable in a lump sum, discounted to present value.

Compensation Committee Interlocks and Insider Participation

         The Executive Compensation Committee consists of Messrs. Benson, Blum and Frank. Mr. Blum and Mr. Hoffberger are Of Counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland, which is principal counsel to MART. During 1999, MART paid legal fees to that firm for services rendered in the amount of $331,764. As Of Counsel, Mr. Hoffberger and Mr. Blum are not members of the firm, do not provide substantial services to or for the firm, and do not receive material compensation from the firm.


                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The compensation of members of management of MART is determined by the Board of Trustees based upon the recommendation of the Executive Compensation Committee (the "Committee"). The Committee is comprised of independent Trustees, who are responsible for developing and implementing a comprehensive compensation program for management.

         Compensation Philosophy. The philosophy of the Committee is to ensure that the interests of management and employees are identical to the interests of MART's owners - the shareholders. To that end, the Committee has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options and restricted stock grants which will reward management and employees for adding shareholder value. Base salary is established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses provide short-term rewards for current accomplishments. Incentive stock options and restricted stock grants provide management and employees with a long-term investment in MART, the value of which is dependent upon their success in maximizing shareholder value.

         The commonly accepted measure of performance for a real estate investment trust ("REIT") is funds from operations. Generally, funds earned in cash from operations are the basis for distributions to shareholders as a dividend. To the extent management succeeds at increasing funds from operations and dividends, share prices and shareholder value should be increased. Creating long-term shareholder value, however, is not always consistent with increased short-term distributions. To properly reward management for achieving a well balanced result, the Committee believes that both short-term results as well as long-term values must be considered and recognized.

         The Committee also recognizes the individual functions of each employee and provides for individual goals to be attained by each person. While the favorable performance of MART as a whole is the basis for any reward, the performance by each employee is the most significant factor in determining awards. The compensation of Mr. Hughes as the chief executive officer of MART, however, is based upon the foregoing factors as well as the overall performance of MART and its management. As CEO, Mr. Hughes is responsible for the overall condition of the company and its resources, and his performance is evaluated by the Committee, in its discretion, on that basis as well as on objective criteria based on reaching certain financial and other benchmarks.

         Base Salary. Base salary for senior management for fiscal year 1999 was based upon salaries paid to such personnel in the preceding year, with appropriate adjustments. It is the intention of the Committee to review MART's executive compensation structure to insure that MART has the continued ability to attract and retain high caliber executive talent. To that end, the Committee will take into account salaries of senior management of comparable companies within the REIT industry. The base salary for Mr. Hughes will be consistent with the base salaries of chief executive officers of peer companies.

         Incentive Bonuses. The Committee has implemented a discretionary cash bonus program for management and employees. The program makes available a cash bonus pool consisting of a percentage of the amount by which MART's funds from operations for the year exceeds a specified increase over the preceding year. The Committee has also adopted a bonus program for operating personnel for exceeding annual goals. For example, personnel engaged in development and redevelopment of properties would be rewarded for achieving returns at or above specified levels. Management personnel may participate in such bonus pools. The purpose of this program is to closely align the interests of management and employees with the interests of MART's shareholders on a year to year basis. The performance of the chief executive officer will also be tied to the overall performance of MART and its management.

         In 1997, the Committee implemented an annual cash bonus program potentially equal to 100% of base salary for senior management, consisting of Mr. Hughes, as Chief Executive Officer, and Mr. Robinson, as Executive Vice President. Under the program, cash incentive compensation equal to 50% of base salary is available upon attainment of certain objectives. The other half is payable in whole or in part at the discretion of the Committee for company performance including, among other things, achieving significant total return and/or for exceptional performance relating to development, redevelopment and acquisition criteria.

         Long-Term Incentive Compensation Plans. To promote the best long-term benefits to MART and its shareholders and to provide incentives for MART's Trustees, officers and employees, MART has a Restricted Share Plan, an Omnibus Share Plan and a Stock Option Plan.

         Restricted Share Plan. In 1997, the Committee recommended, and the Board of Trustees approved, a Restricted Share Plan. The Committee believes that the grant of restricted share awards ("Restricted Shares") provides a long-term incentive to such persons who contribute to the growth of MART and establishes a direct link between compensation and shareholder return. Shares awarded are subject to such terms, conditions and restrictions as may be determined by the Committee, subject to the provisions of the Restricted Share Plan. The restrictions may include stock transfer restrictions and forfeiture provisions designed to facilitate the achievement by participants of MART's Share ownership goals. The Committee may vary the grants of Restricted Shares based on a subjective assessment of MART's overall performance in relation to long-term goals and plans. In determining the individuals to whom awards will be made and the amounts of the grants, the Committee considers the relative position and responsibilities of each executive officer, past performance of each officer to MART, total shareholder return relative to peer companies, growth in funds from operations over time and a review of competitive compensation for executive officers of similar rank in peer companies.

         Stock Option Plans. The Committee determines stock option grants under MART's Omnibus Share Plan and 1995 Stock Option Plan. The purpose of these plans is to provide equity-based incentive compensation based on the long-term appreciation in value of MART's Shares and to promote the interests of MART and its shareholders by encouraging greater management ownership of MART's Shares. Because the value of stock options granted to an executive is directly related to MART's success in enhancing its market value over time, the Committee feels that its stock option plans have been very effective in aligning the interests of management and shareholders.

         Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to MART's funds from operations. Options are also used to provide incentives to newly-promoted officers at the time they are asked to assume greater responsibilities. In evaluating option grants, the Committee considers prior grants and Shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The terms of the options, including vesting, exercisability and term, are determined by the Committee, subject to the provisions of the plans. Most of the awards granted or to be granted under these plans vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship with MART. Share options are typically granted at prevailing market price, and therefore will only have value if MART's Share price increases over the exercise price. The Committee believes that the opportunity to acquire a significant equity interest in MART is a strong motivation for executive officers to maximize long-term value for MART's shareholders and promotes longevity and retention of key employees. Under the Omnibus Share Plan, the aggregate number of Shares available for issuance is the number of Shares equal to 7% of the outstanding shares of MART. The Omnibus Share Plan provides for accelerated vesting of awards in the event of an "Extraordinary Event" resulting in a change in control.

         Awards under the Omnibus Share Plan and 1995 Stock Plan have been and will continue to be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of MART.

         The foregoing report is submitted by the following Trustees of MART, comprising all of the members of the Compensation Committee of the Board of Trustees.

                                 EXECUTIVE COMPENSATION COMMITTEE
                                 Robert A. Frank, Chairman
                                 David F. Benson
                                 Marc P. Blum

                                PERFORMANCE GRAPH

         The following graph tracks the cumulative total return for MART for fiscal years 1995 through 1999, compared to the S&P 500 and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index. The cumulative total return represents stock price appreciation and assumes reinvestment of all dividends paid during the indicated period. The graph assumes an investment of $100 on January 1, 1995.



                           Mid-Atlantic Realty Trust

                                [GRAPHIC OMITTED]


                                                             Period Ending
-----------------------------------------------------------------------------------------------------------------------------
Index                         12/31/94        12/31/95        12/31/96        12/31/97         12/31/98         12/31/99
-----------------------------------------------------------------------------------------------------------------------------
MART                           100.00          116.03          166.23          234.92           213.15           192.22
-----------------------------------------------------------------------------------------------------------------------------
S&P 500                        100.00          137.58          169.03          225.44           289.79           350.78
-----------------------------------------------------------------------------------------------------------------------------
EQUITY NAREIT                  100.00          115.27          155.92          187.51           154.69           147.54
-----------------------------------------------------------------------------------------------------------------------------



              SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On the recommendation of the Audit Committee, the Board of Trustees has selected KPMG LLP, independent certified public accountants, to audit the books and accounts of MART for calendar year 2000. The Board of Trustees considers such accountants to be well qualified and recommends a vote in favor of their selection.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         The Board of Trustees unanimously recommends that you vote FOR the appointment of KPMG LLP as independent certified public accountants.

              SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED
                         AT THE MAY 2001 ANNUAL MEETING

         Any shareholder desiring to present a proposal to be included in the proxy statement and voted on by the shareholders at the Annual Meeting of Shareholders to be held in May 2001 must submit in writing proposals, including all supporting materials, to MART at its principal executive offices no later than December 1, 2000.

         Any shareholder desiring to present a proposal at the Annual Meeting of Shareholders to be held in May 2001 should notify MART in writing of the proposal, in reasonable detail, on or before December 1, 2000. If proper notice is not so given, MART may exercise its discretionary authority to vote its proxies with respect to the proposal in the manner it deems appropriate. Pursuant to the relevant rules under the Securities Exchange Act of 1934, MART may exercise discretionary authority to vote proxies on a matter not specifically reflected in the proxy statement unless it has received timely notice that a shareholder intends to present the matter at the meeting.

         The relevant date for notice purposes is specified in MART's bylaws, which require that a shareholder must notify MART of the intention to present any matter at the Annual Meeting of Shareholders not later than 120 days before the date on which MART first mailed its proxy materials for the prior year's Annual Meeting of Shareholders nor earlier than 150 days prior to such date. If such notice is given by that date, MART may describe the proposal in the proxy statement and thereby retain its discretionary authority to vote on the proposal.

                                  OTHER MATTERS

         The solicitation of proxies will be made by mail at MART's expense, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to shareholders.

         The Board of Trustees of MART is not aware of any other matter which may be presented for action at the meeting, but should any other matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

         Shareholders who do not plan to attend the Annual Meeting are urged to vote over the Internet or by telephone or complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                          By Order of the Board of Trustees,

                                          PAUL F. ROBINSON
                                          Secretary


Dated:   April 5, 2000

                                      PROXY
                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093

         This Proxy is Solicited on Behalf of the Board of Trustees of Mid-Atlantic Realty Trust.

         The undersigned hereby appoints LeRoy E. Hoffberger, F. Patrick Hughes and Paul F. Robinson, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the The World Trade Center in Baltimore, Maryland on Friday, May 12, 2000 at 11:00 a.m., prevailing local time, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and for Proposal No. 2.


1.       ELECTION OF TRUSTEES                FOR                          []

01 David F. Benson, 02 Marc P. Blum, 03 Robert A. Frank, 04 LeRoy E. Hoffberger, 05 F. Patrick Hughes, 06 M. Ronald Lipman, 07 Daniel S. Stone

                                             WITHHELD AUTHORITY FOR ALL   []


The terms of all Trustees expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                         -------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent certified public accountants of MART for the fiscal year ending December 31, 2000.

                  For  []           Against  []      Abstain  []

3. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

Signature____________________Signature____________________ Date_________________

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. PLEASE MARK, SIGN, DATE AND MAIL THE CARD IN THE ENCLOSED ENVELOPE.